UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2019

TETRA Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06. Material Impairments.

On December 6, 2019, TETRA Technologies, Inc. (the “Company”) concluded that it will record a material non-cash impairment charge related to its El Dorado, Arkansas production facility assets. The expected impairment charge is primarily the result of a reduction in the cost of raw materials for certain of the Company’s other chemical production plants, as well as general market conditions in the oil and gas industry. The Company expects to reduce its dependence on calcium chloride produced at its El Dorado facility, which uses a different production process, involving mechanical evaporation. The Company estimates the charge to be in the range of $80 million to $100 million and that it will be recorded in the fourth quarter ending December 31, 2019. The non-cash impairment charge will not result in any cash expenditures.

Item 7.01. Regulation FD Disclosure.

On December 10, 2019, the Company issued a news release announcing cost reduction initiatives, a new long-term raw material supply agreement and the expected impairment to its El Dorado facility assets described above. The news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On December 10, 2019, the Company will be participating at the Cowen Energy Conference held in New York, New York.

The investor presentation that will be made available at the conference is furnished herewith as Exhibit 99.2 and is incorporated herein by reference. A copy of these slides will be posted on the Company’s Investor Relations section of its website at http://ir.tetratec.com/presentations. The Company may use its http://ir.tetratec.com/index.php investor relations website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations website in addition to following the Company’s news releases, SEC filings, and public conference calls. The contents of the Company’s website are not included or incorporated into this Current Report on Form 8-K.

The information furnished in this Item 7.01 and in Exhibits 99.1 and 99.2 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward Looking Statements

This Form 8-K and Exhibits 99.1 and 99.2 include certain statements that are or may be deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2019, estimated savings from cost reduction initiatives, estimated goodwill and intangible asset impairments, estimated earnings, and statements regarding our beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond our control. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Annual Reports on Form 10-K for the year ended December 31, 2018, for TETRA Technologies, Inc. (“TTI”) as well as other risks identified from time to time in the reports on Form 10-Q and Form 8-K filed by TETRA with the Securities and Exchange Commission. Statements in this presentation are made as of the date on the cover unless stated otherwise herein. TETRA is under no obligation to update or keep current the information contained in this document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release dated December 10, 2019 issued by TETRA Technologies, Inc.
99.2	TETRA Technologies, Inc. Investor Presentation for December 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President and General Counsel

Date: December 10, 2019

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